UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 21, 2022

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2022, Liniar Limited (“Liniar”), a subsidiary of Quanex Building Products Corporation (“Quanex” or the “Company”), entered into a new lease agreement (the “New Lease”) with Garner Holdings Limited (the “Lessor”) which renews and replaces the existing lease for Liniar’s current extrusion hall, offices, mixing plant, and lamination facility in the Business Park (as defined in the New Lease); and further includes the lease of a new mixing plant located in the same Business Park (as defined in the New Lease).

The New Lease replaces in its entirety that certain Lease dated February 9, 2016, between Garner Properties Ltd. and HL Plastics Limited, filed as Exhibit 10.44 to the Company’s Annual Report on Form 10-K (Reg. No. 001-33913) for the year ended October 31, 2016, as filed with the Securities and Exchange Commission on December 16, 2016.

Set forth below is a summary of the New Lease:

•	The New Lease contains a fixed 20-year term expiring on October 20, 2042, with an annual rent of £1,117,826, payable in four equal installments in advance on March 25, June 24, September 29, and December 25 of each year, covering the majority of property used by Liniar at the Flamstead House business park located in Denby, Derbyshire, United Kingdom.

•	Annual rent will be adjusted once a year based on changes in the UK’s rental price index with a cap at 1% and a collar at 4%. In addition, a market rent review will take place each five years during the term of the New Lease.

•	The New Lease conveys no renewal rights or purchase options to Liniar.

•	Liniar is obliged to bear the costs of any insurance or value added tax incurred by Liniar resulting from the leased properties, along with certain amounts of service rent (as defined by a separate management deed applicable to the property). In addition, Liniar is obliged to bear additional charges associated with pro rata taxes and common area maintenance.

•	The New Lease contains various other rights and obligations that are generally market standard for leases in of this sort in the United Kingdom, including but not limited to provisions related to encumbrances and encroachments; payment of costs; assignments and subletting; fixtures and alterations; and compliance with laws. In addition, the New Lease includes customary representations, warranties and covenants on behalf of the parties and provides for certain customary indemnities.

The foregoing description of the New Lease is only a summary and is qualified in its entirety by reference to the full text of the New Lease, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

10.1    Lease Relating to Land and Buildings at Denby Hall Business Park, Denby, Ripley, Derbyshire, DE5 8JX, dated as of October 21, 2022, by and among Garner Holdings Limited, Liniar Limited, and Ryfields Close Management Company Limited.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

(Registrant)

October 26, 2022	/s/ Scott M. Zuehlke

(Date)	Scott M. Zuehlke
Senior Vice President – Chief Financial Officer & Treasurer